Exhibit 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

July 20, 2009

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C.  20549

Re: Bulova Technologies Group, Inc.

On June 25, 2009 my appointment as auditor for Bulova Technologies Group, Inc. (formerly 3si Holdings, Inc.) ceased. I have read Bulova Technologies Group, Inc.’s statements included under Item 4 of its Form 8-K dated July 20, 2009 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant